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                                                                    EXHIBIT 21.1

FRED'S, INC.

SUBSIDIARIES OF REGISTRANT

Fred's, Inc. has the following subsidiaries, all of which are 100% owned:
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
      NAME                                                STATE OF INCORPORATION
      ----                                                ----------------------
      Fred's Stores of Tennessee, Inc.                         TENNESSEE
      Fred's Capital Management Company, Inc.                  DELAWARE
      National Equipment Management and Leasing, Inc.          TENNESSEE
      Fred's Capital Finance, Inc.                             DELAWARE
      Insurance Value Protection Group, LTD               BRITISH VIRGIN ISLANDS
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